UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) OR (g) OF THE

Securities Exchange Act of 1934

MEDICAL TRANSCRIPTION BILLING, CORP.
(Exact name of registrant as specified in its charter)

Delaware	22-3832302
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873
(Address of principal executive offices, zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

11% Series A Cumulative Redeemable Perpetual Preferred Stock NASDAQ Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-205664

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the 11% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”) of Medical Transcription Billing, Corp. (the “Registrant”). The description of the Series A Preferred Stock is contained in the section captioned “Description of the Series A Preferred Stock” in the Registrant’s Prospectus (the “Prospectus”) included in the Registrant’s registration statement on Form S-1/A (File No. 333-205664), as filed with the Commission on September 4, 2015. The foregoing Prospectus is incorporated herein by reference.

Item 2. Exhibits

Exhibit No. Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect (filed as Exhibit 3.1 to the Registrant’s Amendment No. 1 to Form S-1 filed on September 4, 2015, and incorporated herein by reference).
3.2	By-laws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Amendment No. 1 to Form S-1 filed on April 7, 2014, and incorporated herein by reference).
3.3	Certificate of Designations of the 11% Series A Cumulative Redeemable Perpetual Preferred Stock (to be filed by amendment).
4.1	Form of common stock certificate of the Registrant (filed as Exhibit 4.1 to the Registrant’s Amendment No. 2 to Form S-1 filed on May 7, 2014, and incorporated herein by reference).
4.2	Form of stock certificate of the 11% Series A Cumulative Redeemable Perpetual Preferred Stock (to be filed by amendment).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Medical Transcription Billing, Corp.

Date: September 16, 2015	By:	/s/ Mahmud Haq
Mahmud Haq
Chairman of the Board and Chief Executive Officer

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